Exhibit 32

CERTIFICATION

The undersigned certifies, pursuant to 18 U.S.C. § 1350, that:

1.               The accompanying Quarterly Report on Form 10-Q of Ethanol Grain Processors, LLC (the “Company”) for the period ended June 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2006

/s/ James K. Patterson
James K. Patterson
Chief Executive Officer and Chief Financial Officer